Exhibit 10.9

FORM OF

AGREEMENT RELATING TO REDEMPTION OF COMMON UNITS IN CONNECTION WITH THE UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL COMMON UNITS WITH RESPECT TO THE INITIAL PUBLIC OFFERING OF NGL ENERGY PARTNERS LP

This Agreement dated effective as of May 9, 2011 (this “Agreement”) is by and among NGL Energy Partners LP (the “Partnership”), NGL Energy Holdings LLC, the general partner of the Partnership (the “General Partner”), and each of Atkinson Investors, LLC, Infrastructure Capital Management, LLC, Hicks Oils & Hicksgas, Incorporated, Krim2010, LLC, NGL Holdings, Inc., Stanley A. Bugh, David R. Eastin, Robert R. Foster, Craig S. Jones, Mark McGinty, Brian K. Pauling, Stanley D. Perry, Daniel Post, Sharra Straight and Stephen D. Tuttle, each of whom are limited partners of the Partnership (collectively, the “Limited Partners” and together with the General Partner, the “Partners”).  Capitalized terms which are used herein but which are not defined shall have the meaning given to them in the partnership agreement of the Partnership.

INTRODUCTION

WHEREAS, the Partnership has filed a registration statement on Form S-1 (Registration No. 172186) (the “Registration Statement”) in connection with an Initial Public Offering as contemplated by the Partnership Agreement;

WHEREAS, in connection with the Initial Public Offering the Partnership has granted to the underwriters named in the Registration Statement a 30-day option (the “Underwriters’ Option”) to purchase up to an additional 525,000 common units at the initial public offering price less the underwriting discount if the underwriters sell more than 3,500,000 common units in the Initial Public Offering;

WHEREAS, the Partnership desires to use the net proceeds from the issuance and sale of any common units in excess of 350,000 common units (the “Excess Units”) pursuant to the Underwriters’ Option to redeem common units from the Limited Partners as set forth in the Registration Statement and related prospectus; and

WHEREAS, the Limited Partners desire to allow for the pro-rata redemption of common units held by them to the extent of the Excess Units.

AGREEMENT

NOW, THEREFORE, IT IS AGREED AND ACKNOWLEDGED THAT:

1.               Redemption.  Each of the Limited Partners and the Partnership agree that to the extent of any Excess Units issued in connection with the Underwriters’ Option, the Partnership shall redeem an equal number of common units on a Pro-Rata Basis from the Limited Partners who are parties to this Agreement at the redemption price set forth in paragraph 2 below.  For purposes of this Agreement, the term “Pro-Rata Basis” shall mean a percentage of the common units held by each such Limited Partner which is equal to the number of common units held by such Limited Partner divided by the total number of common units held by all Limited Partners who are parties to this Agreement.

2.               Redemption Price.  The redemption price at which the common units will be redeemed pursuant to paragraph 1 shall equal the proceeds per common unit before expenses but after deducting underwriting discounts and commissions and a structuring fee all as contemplated in the Registration Statement and as set forth in the related final prospectus.

3.               Cancellation of Redeemed Units.  The Partnership will cancel the common units redeemed pursuant to this Agreement so that they will no longer be outstanding.

4.               GP Capital Contribution.  The General Partner shall not be required to make any capital contribution in connection with the issuance of any of the Excess Units and will not be entitled to any payment in connection with the redemption contemplated by this Agreement, it being agreed and understood that any required capital contribution in connection with the issuance of the Excess Units shall be deemed satisfied by the forebearance of any return of the capital contributed by the General Partner in connection with the redemptions contemplated by this Agreement such that the General Partner will have and maintain the same Percentage Interest in the Partnership as if the issuance of the Excess Units had not occurred to the extent that an equal number of common units are redeemed pursuant to this Agreement.

5.               Rounding.  The Partners agree that the Partnership will round to the nearest whole number when determining the number of common units to be redeemed from each Limited Partner but that to the extent that such rounding does not result in an equal number of common units to be redeemed as are equal to the Excess Units, the Partnership may round up or down in its good faith, reasonable discretion such that the total number of common units redeemed pursuant to this Agreement is equal to the number of Excess Units.

6.               Effectiveness of Agreement.  This Agreement shall be binding as of the date of this Agreement.

7.               Further Assurances.  In case at any time after the date of this Agreement any further action is necessary to carry out the purposes of this Agreement, each party shall take such further action (including the execution and delivery of such further instruments and documents) as any of the other parties reasonably may request.

8.               Miscellaneous.

(a)                                  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

(b)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

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(c)                                  Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party hereto.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(d)                                 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth in the preamble.

PARTNERSHIP:

NGL Energy Partners LP

By:	NGL Energy Holdings LLC,
its general partner

By:
Name:
Title:

GENERAL PARTNER:

NGL Energy Holdings LLC

By:
Name:
Title:

LIMITED PARTNERS:

Atkinson Investors, LLC

By:
Name:
Title:

Infrastructure Capital Management, LLC

By:
Name:
Title:

Hicks Oils & Hicksgas, Incorporated

By:
Name:
Title:

[Redemption Agreement]

Krim2010, LLC

By:
Name:
Title:

NGL Holdings, Inc.

By:
Name:
Title:

Stanley A. Bugh

David R. Eastin

Robert R. Foster

Craig S. Jones

Mark McGinty

Brian K. Pauling

Stanley D. Perry

Daniel Post

[Redemption Agreement]

Sharra Straight

Stephen D. Tuttle

[Redemption Agreement]